Exhibit 99.1

Hillenbrand to Acquire the Schenck Process Food and Performance Materials Business, a Global Provider of Processing Technologies and Systems

•	Builds upon momentum from Linxis, Peerless, and Gabler acquisitions in 2022 with increased scale in food end market, particularly within attractive pet food sector where the Food and Performance Materials business is a leading provider of equipment and systems
•	Expands Hillenbrand’s North American footprint and augments processing capabilities of Advanced Process Solutions segment across existing key end markets including durable plastics and chemicals
•	Expected to be accretive to Adjusted EPS within the first full year and deliver ROIC in excess of cost of capital by year five

BATESVILLE, Ind. May 24, 2023 – /PR Newswire/ - Hillenbrand, Inc. (NYSE: HI) announced today that it has entered into a definitive agreement to acquire the Schenck Process Food and Performance Materials (“FPM”) business, a portfolio company of Blackstone, for an enterprise value of approximately $730 million. The transaction is expected to close during Hillenbrand’s fiscal fourth quarter of 2023, subject to regulatory approvals and other customary closing conditions.

Headquartered in Kansas City, Missouri, FPM has over 1,300 global employees and sells to customers in over 150 countries, with approximately 85% of revenues generated in North America. FPM specializes in the design, manufacturing, and service of feeding, filtration, baking, and material handling technologies and systems that are highly complementary to the equipment and solutions currently offered in Hillenbrand’s Advanced Process Solutions segment. FPM is expected to generate calendar year 2023 revenue of approximately $540 million and approximately $68 million of EBITDA. Upon closing, FPM will become part of the Advanced Process Solutions segment.

“With this acquisition, we further strengthen our leadership across the attractive, growing end markets of food, durable plastics and chemicals, through strong brands that enhance the breadth of our technology and service capabilities,” said Kim Ryan, President and CEO of Hillenbrand. “By combining the applications and systems processing expertise of our Advanced Process Solutions segment with FPM, we will be positioned to offer greater value to our customers and drive scale benefits across manufacturing, engineering, and procurement. Over the last twelve months, we’ve divested our legacy death care segment, and acquired high-quality industrial businesses that serve large, attractive end markets that are underpinned by long-term, secular growth trends. These actions have significantly transformed Hillenbrand into a global leader in highly-engineered, mission-critical industrial processing solutions. I am confident this transaction further positions us to deliver compelling long-term shareholder value.”

Hillenbrand expects to use cash on hand and cash available under its revolving credit facility to fund this acquisition. Following the close of the transaction, Hillenbrand’s projected net debt to adjusted EBITDA ratio is expected to be approximately 3.2x, with a plan to return to its communicated target net leverage range of 1.7x to 2.7x within 15 months after closing.

Value Creation Through Enhanced Strategic Positioning

•	Advances Hillenbrand’s capabilities as a global industrial leader: Following the acquisitions of Linxis, Peerless, Gabler, and Herbold, and the divestiture of its death care segment, Batesville, Hillenbrand has successfully transformed into a pure-play industrial leader in highly-engineered, mission-critical processing solutions serving large and growing end markets. Hillenbrand further expands its capabilities and industrial growth platforms through the addition of FPM.
•	Captures secular trends: Immediately improves scale in attractive food categories, including pet food, through FPM’s strong brands and technologies. Hillenbrand’s illustrative combined revenue including FPM would be approximately $3.3 billion, with over 25% from key growth platforms of food and recycling, which are supported by long-term, secular growth trends.
•	Combines premier, high value brands with deep domain expertise and comprehensive end-to-end systems capabilities: FPM is a global leader in highly-engineered processing solutions with a deep and proprietary technology portfolio that is highly complementary to Hillenbrand’s Advanced Process Solutions segment.
•	Creates tangible value through synergies with anticipated ROIC above cost of capital: Hillenbrand has identified ~$20 million of expected cost synergy opportunities across various operational initiatives. A dedicated integration team with full support of Hillenbrand’s senior leadership will deploy the Hillenbrand Operating Model to drive execution of the synergy plan. The transaction is expected to be accretive to adjusted EPS in the first year after closing, with double-digit accretion anticipated thereafter as synergies accrue. Furthermore, the transaction is expected to provide an attractive, double digit ROIC by year five, exceeding Hillenbrand’s estimated cost of capital.

Advisors

Skadden, Arps, Slate, Meagher & Flom LLP acted as legal counsel and Credit Suisse Securities (USA) LLC acted as a financial advisor for Hillenbrand.

Conference Call/Webcast

Hillenbrand management will hold a conference call and simultaneous webcast to discuss the proposed acquisition of FPM on Wednesday, May 24, 2023, at 8:30 a.m. (ET). The live webcast, including a slide presentation, will be available at http://ir.hillenbrand.com under the “News & Events” tab and will be archived on the company’s investor relations website through Wednesday, June 21, 2023.

To access the conference call, listeners in the United States and Canada may dial +1 (877) 407-8012, and international callers may dial +1 (412) 902-1013. Please use conference call ID number 13738990. A replay of the call will be available until midnight ET, Wednesday, June 7, 2023, by dialing +1 (877) 660-6853 toll free in the United States and Canada or +1 (201) 612-7415 internationally and using the conference ID number 13738990.

About Hillenbrand

Hillenbrand (NYSE: HI) is a global industrial company that provides highly-engineered, mission-critical processing equipment and solutions to customers in over 100 countries around the world. Our portfolio is composed of leading industrial brands that serve large, attractive end markets, including durable plastics, food, and recycling. Guided by our Purpose — Shape What Matters For Tomorrow™ — we pursue excellence, collaboration, and innovation to consistently shape solutions that best serve our associates, customers, communities, and other stakeholders. To learn more, visit: www.Hillenbrand.com.

Disclosure Regarding Forward-Looking Statements

Throughout this release, we make a number of “forward-looking statements,” including statements regarding the proposed acquisition (the “Proposed Transaction”) by Hillenbrand, Inc. (“Hillenbrand” or the “Company”) of the Schenck Process Food and Performance Materials (“FPM”) business, such as statements about the timing and estimated synergies and other anticipated benefits of the Proposed Transaction, that are within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and that are intended to be covered by the safe harbor provided under these sections. As the words imply, these are statements about future sales, earnings, cash flow, results of operations, uses of cash, financings, ability to meet deleveraging goals, and other measures of financial performance or potential future plans or events, strategies, objectives, beliefs, prospects, assumptions, expectations, and projected costs or savings or transactions of the Company that might or might not happen in the future, as contrasted with historical information. Forward-looking statements are based on assumptions that we believe are reasonable, but by their very nature are subject to a wide range of risks. If our assumptions prove inaccurate or unknown risks and uncertainties materialize, actual results could vary materially from Hillenbrand’s expectations and projections.

Words that could indicate that we are making forward-looking statements include the following:

intend	believe	plan	expect	may	goal	would	project	position
become	pursue	estimate	will	forecast	continue	could	anticipate	remain
target	encourage	promise	improve	progress	potential	should	impact

This is not an exhaustive list, but is intended to give you an idea of how we try to identify forward-looking statements. The absence of any of these words, however, does not mean that the statement is not forward-looking.

Here is the key point: Forward-looking statements are not guarantees of future performance or events, and actual results or events could differ materially from those set forth in any forward-looking statements. Any number of factors, many of which are beyond our control, could cause our performance to differ significantly from what is described in the forward-looking statements. These factors include, but are not limited to: global market and economic conditions, including those related to the financial markets; the impact of contagious diseases, such as the outbreak of the novel strain of coronavirus (“COVID-19”) and the escalation thereof due to variant strains of the virus and the societal, governmental, and individual responses thereto, including supply chain disruptions, loss of contracts and/or customers, erosion of some customers’ credit quality, downgrades of the Company’s credit quality, closure or temporary interruption of the Company’s or its suppliers’ manufacturing facilities, travel, shipping and logistical disruptions, domestic and international general economic conditions, such as inflation, exchange rates and interest rates, loss of human capital or personnel, and general economic calamities; risks related to the Russian Federation’s invasion of Ukraine and resulting geopolitical instability and uncertainty, which could have a negative impact on our ability to sell to, ship products to, collect payments from, and support customers in certain regions, in addition to the potential effect of supply chain disruptions that could adversely affect profitability; the risk of business disruptions associated with information technology, cyber-attacks, or catastrophic losses affecting infrastructure; the risk that regulatory approvals required for the Proposed Transaction are not obtained or delay the Proposed Transaction or cause the parties to abandon the Proposed Transaction, or that obtaining any such regulatory approvals results in the imposition of conditions, limitations, or restrictions that adversely affect the Company or FPM; the risk that other conditions to the completion of the Proposed Transaction are not satisfied on a timely basis or at all; uncertainties as to the timing of the Proposed Transaction and the risk that the Proposed Transaction may not be completed in a timely manner or at all; uncertainties as to the Company’s access to available financing for the Proposed Transaction on a timely basis and on reasonable terms; the possibility of unanticipated costs or liabilities associated with the Proposed Transaction; risks related to diversion of management attention of FPM from its ongoing business operations due to the Proposed Transaction or its announcement or pendency; risks associated with contracts containing consent and/or other provisions that may be triggered by the Proposed Transaction; the impact of the announcement or pendency of the Proposed Transaction on the Company’s or FPM’s ability to retain and hire key personnel; the risk of litigation relating to the Proposed Transaction; the possibility that the integration of FPM with the Company’s current operations will be more costly or difficult than expected or may otherwise be unsuccessful; negative effects of the Proposed Transaction (including its announcement or pendency), the Linxis Group SAS (“Linxis”) acquisition, or other acquisitions on the Company’s business, financial condition, results of operations and financial performance (including the ability of the Company to maintain relationships with its customers, suppliers and others with whom it does business); the possibility that the anticipated benefits from the Proposed Transaction, the Linxis acquisition, and other acquisitions, including potential synergies and cost savings, cannot be realized by the Company in full or at all or may take longer to realize than expected, or the failure of the Company or any acquired company to achieve its plans and objectives generally; risks that the integrations of FPM, Linxis or other acquired businesses disrupt current operations or pose potential difficulties in employee retention or otherwise adversely affect financial or operating results; increasing competition for highly skilled and talented workers as well as labor shortages; our level of international sales and operations; the impact of incurring significant amounts of indebtedness and any inability of the Company to respond to changes in its business or make future desirable acquisitions; the ability of the Company to comply with financial or other covenants in debt agreements; cyclical demand for industrial capital goods; impairment charges to goodwill and other identifiable intangible assets; competition in the industries in which we operate, including on price; impacts of decreases in demand or changes in technological advances, laws, or regulation on the revenues that we derive from the plastics industry; our reliance upon employees, agents, and business partners to comply with laws in many countries and jurisdictions; increased costs, poor quality, or unavailability of raw materials or certain outsourced services and supply chain disruptions; the dependence of our business units on relationships with several large customers and providers; the impact to the Company’s effective tax rate of changes in the mix of earnings or tax laws and certain other tax-related matters; exposure to tax uncertainties and audits; involvement in claims, lawsuits and governmental proceedings related to operations; uncertainty in the United States political and regulatory environment or global trade policy; adverse foreign currency fluctuations; labor disruptions; and the effect of certain provisions of the Company’s governing documents and Indiana law that could decrease the trading price of the Company’s common stock. Shareholders, potential investors, and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. For a more in-depth discussion of certain factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in Part I, Item 1A of Hillenbrand’s Form 10-K for the year ended September 30, 2022, filed with the Securities and Exchange Commission ("SEC") on November 16, 2022, and in Part II, Item 1A of Hillenbrand’s Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 8, 2023. The forward-looking information in this release speaks only as of the date hereof, and we assume no obligation to update or revise any forward-looking information.

Note Regarding Certain Financial Information

The ratio of net debt to pro forma adjusted EBITDA is a key financial measure that is used by management to assess Hillenbrand’s borrowing capacity (and is calculated as the ratio of total debt less cash and cash equivalents to the trailing twelve months pro forma adjusted EBITDA). Hillenbrand’s illustrative combined revenue including FPM is the sum of FPM’s expected calendar year 2023 revenue, based on unaudited prospective financial information prepared and provided to Hillenbrand by FPM, and Hillenbrand fiscal year 2022 net revenue pro forma for the acquisitions of Linxis, Herbold, Gabler, and Peerless, and the divestiture of Batesville. The forward-looking ratio of net debt to pro forma adjusted EBITDA and Hillenbrand’s illustrative combined revenue including FPM exclude potential charges or gains that may be recorded during the fiscal year, including, in the case of such ratio, with respect to business acquisition, disposition, and integration costs and restructuring and restructuring-related charges. In addition, FPM’s financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”), which differs in certain material respects from US generally accepted accounting principles (“US GAAP”). For instance, when compared to US GAAP, IFRS (i) allows for the capitalization and amortization of certain research and development costs rather than recognizing an expense as incurred, and (ii) treats all leases as financing leases rather than operating or financing, each of which may impact EBITDA as presented thereunder. FPM defines EBITDA as net income before interest, income tax, depreciation and amortization (in each case determined in accordance with IFRS). Thus, as permitted by Regulation G, Hillenbrand does not provide quantitative reconciliations of such forward-looking non-GAAP financial information to the comparable GAAP measure, because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. Such items could have a substantial impact on GAAP measures of Hillenbrand's financial performance. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors.

CONTACTS

Investor Relations for Hillenbrand
Sam Mynsberge, Vice President, Investor Relations
Phone: 812-931-5036
Email: investors@hillenbrand.com

Corporate Communications for Hillenbrand

Marcia Kent, Manager, External Corporate Communications
Phone: 812-560-1617
Email: marcia.kent@hillenbrand.com